Reg. No. 33 -
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               LIZ CLAIBORNE, INC.
               (Exact name of issuer as specified in its charter)

         Delaware                                                13-2842791
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                  1441 Broadway
                               New York, NY 10018
                    (Address of Principal Executive Offices)

                  LIZ CLAIBORNE, INC. 2002 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            Nicholas J. Rubino, Esq.
              Vice President - Deputy General Counsel and Secretary
                               Liz Claiborne, Inc.
                              One Claiborne Avenue
                             North Bergen, NJ 07047
                     (Name and address of agent for service)

                    Telephone number, including area code, of
                        agent for service: (201) 295-6000

                         CALCULATION OF REGISTRATION FEE

      Title of           Amount to be         Proposed Maximum           Proposed Maximum        Amount of
     Securities         Registered (a)         Offering Price                Aggregate           Registration Fee
  to be Registered                             Per Share (b)            Offering Price (b)
--------------------- ------------------- ------------------------- ---------------------------- -------------------

Common stock           9,000,000 shares            $32.52               $292,680,000             $23,677.81
(par value $1.00
per share)

Approximate Date of Proposed Sales: From time to time after effective date of this Registration Statement.

(a) In accordance with 17. CFR 230.457(h), represents maximum number of shares currently issuable under the Plan covered by this Registration Statement.

(b) Estimated, in accordance with 17 C.F.R. 230.457(h), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $32.52 - and is based upon the average of the high and low sale price of the Common Stock as reported by the New York Stock Exchange as of May 21, 2003 which is within five (5) business days prior to the date of this registration statement.

               EXHIBIT INDEX IS LOCATED AT PAGE 7 OF THIS DOCUMENT
                                 Total pages: 9

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission") but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II of this registration statement), prospectuses that meet the requirements of Section 10(a) of the Securities Act of 1933.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

     (a)  Annual  Report on Form 10-K for the  fiscal  year ended  December  28,
          2002.

     (b)  All  reports  filed by the  Company  with the  Commission  pursuant to
          Section 13(a) or 15(d) of the Exchange Act since December 28, 2002.

     (c) The description of securities to be registered contained in the Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the Registrant's Common Stock and preferred stock purchase rights, including any amendments or reports filed for the purposes of updating such description.

     (d) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be a part hereof from the respective dates of filing such documents; provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to
Item 3 of Part II below), other than exhibits to such documents (unless such documents are specifically incorporated by reference to the information incorporated). Requests should be directed to: Investor Relations, Liz Claiborne, Inc. 1 Claiborne Avenue, North Bergen, New Jersey, 07047; telephone number 201-295-6000.

ITEM 4.   DESCRIPTION OF SECURITIES.

     See Item 3(c), above.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Registrant's Common Stock being registered hereunder will be passed upon by Nicholas Rubino, Esq., Vice President - Deputy General Counsel and Secretary of the Registrant. As of May 23, 2003, Mr. Rubino had a beneficial interest in an aggregate of 11,196 shares of the Registrant's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Certificate of Incorporation, the General Corporation Law of the State of Delaware (the "DGCL") and various other agreements provide for extensive indemnification for expenses, fines and judgments incurred by a director or officer in connection with various civil or criminal actions, including certain securities actions, provided the director or officer acted in good faith in a manner which he reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action, such director or officer did not have reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the DGCL enables a corporation in its original certificate or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

     Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Article TENTH of the Registrant's Restated Certificate of Incorporation provides as follows:

     "TENTH: The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware or any other applicable laws as may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The Corporation's obligation to indemnify and to prepay expenses under this Article TENTH shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the certificate of incorporation or the by-laws of the Corporation, no action taken by the Corporation, either by amendment of this certificate of incorporation, the by-laws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article TENTH which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken."

ITEM 7    EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8    EXHIBITS

   EXHIBIT                              DESCRIPTION
       NO.

     4(a) Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1993).

     4(b) By-laws of the Registrant, as amended (incorporated herein by reference from Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1992 (the "1992 Annual Report").

     4(c) Specimen certificate for the Registrant's Common Stock, par value $1.00 per share (incorporated herein by reference from Exhibit 4(a) to the 1992 Annual Report).

     4(d) Rights Agreement, dated as of December 4, 1998, between Registrant and First Chicago Trust Company of New York (incorporated herein by reference from Exhibit 1 to Registrant's Form 8-A dated as of December 4, 1998).

     4(e) Liz Claiborne, Inc. 2002 Stock Incentive Plan (incorporated herein by reference from Exhibit 10(y)(i) to Registrant's Form 10-Q for the period ended June 29, 2002 (the "2nd Quarter 2002 10-Q")).

     4(e)(i) Amendment to the Liz Claiborne, Inc. 2002 Stock Incentive Plan (incorporated by reference from Exhibit 10(y)(iii) to the 2nd Quarter 2002 10-Q).

     *5        Opinion of Counsel re: Legality.

     *23(a)    Consent of Independent Public Accountants.

     23(b)     Consent of Counsel (included in Exhibit 5).

* Filed herewith.

ITEM 9.   UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs a(1)(i) and a(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the
     Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the
     Registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of May, 2003.

LIZ CLAIBORNE, INC.                     LIZ CLAIBORNE, INC.


By:  /s/ Michael Scarpa                 By:  /s/ Elaine H. Goodell
     ------------------                      ---------------------
     Michael Scarpa                          Elaine H. Goodell
     Senior Vice President-Chief             Vice President-Corporate Controller
     Financial Officer                       and Chief Accounting Officer
     (Principal Financial Officer)           (Principal Accounting Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE(S)                         DATE

/s/ Paul R. Charron                Chairman of the Board,           May 23, 2003
-------------------------------    Chief Executive Officer and
 Paul R. Charron                   Director/Principal Executive
                                   Officer

/s/ Bernard W. Aronson             Director                         May 23, 2003
--------------------------------
 Bernard W. Aronson

/s/ Raul J. Fernandez              Director                         May 23, 2003
--------------------------------
 Raul J. Fernandez

/s/ Nancy J. Karch                 Director                         May 23, 2003
--------------------------------
 Nancy J. Karch

/s/ Kenneth P. Kopelman            Director                         May 23, 2003
---------------------------------
 Kenneth P. Kopelman

/s/ Kay Koplovitz                  Director                         May 23, 2003
---------------------------------
 Kay Koplovitz

/s/ Arthur C. Martinez             Director                         May 23, 2003
---------------------------------
 Arthur C. Martinez

/s/ Oliver R. Sockwell             Director                         May 23, 2003
---------------------------------
 Oliver R. Sockwell

/s/ Paul E. Tierney, Jr.           Director                         May 23, 2003
---------------------------------
 Paul E. Tierney, Jr.

                                  EXHIBIT INDEX


  SEQUENTIIAL                           DESCRIPTION
  EXHIBIT NO.

     4(a) Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1993).

     4(b) By-laws of the Registrant, as amended (incorporated herein by reference from Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1992 (the "1992 Annual Report").

     4(c) Specimen certificate for the Registrant's Common Stock, par value $1.00 per share (incorporated herein by reference from Exhibit 4(a) to the 1992 Annual Report).

     4(d) Rights Agreement, dated as of December 4, 1998, between Registrant and First Chicago Trust Company of New York (incorporated herein by reference from Exhibit 1 to Registrant's Form 8-A dated as of December 4, 1998).

     4(e) Liz Claiborne, Inc. 2002 Stock Incentive Plan (incorporated herein by reference from Exhibit 10(y)(i) to Registrant's Form 10-Q for the period ended June 29, 2002 (the "2nd Quarter 2002 10-Q")).

     4(e)(i) Amendment to the Liz Claiborne, Inc. 2002 Stock Incentive Plan (incorporated by reference from Exhibit 10(y)(iii) to the 2nd Quarter 2002 10-Q).

     *5        Opinion of Counsel re: Legality.

     *23(a)    Consent of Independent Public Accountants.

     23(b)     Consent of Counsel (included in Exhibit 5).

* Filed herewith.



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